EXHIBIT 99.2

4th Quarter Highlights Segment Performance s392M I (S39M) Same Store Sales 35.2 °/o +36°/o Revenue Net Loss* 25.7°/o (s0.23) s31M 16.4°/o %of %of %of System- Revenue Segment- 6.2 °/o wide Sales adjusted EBITA Loss Per Adjusted Net II II II Share* Income Maintenance Car Wash Paint, Collision Platform DRVN Maintenance Car Wash Paint, Collision Platform & Glass Services &Glass Services Adjusted Earnings Per Share System wide Sales s85M +29°/o Adjusted EBITDA Sl.28 *Driven by a $56 million one-time transaction expense associated with the acquisition of Auto Glass Now ("AGN"), which closed on December 30, 2021. This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated February 16, 2022, available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the "Risk Factors" section in our most recent 10-K, as supplemented by our Q3 2021 Form 10-Q, available at investors.drivenbrands.com.